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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CT Communications, Inc.:

We consent to incorporation by reference in the Registration Statements (Registration Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125,
333-38895, 333-77323, 333-65818, and 333-65846) of CT Communications, Inc. of
our report dated April 27, 2001, relating to the audited consolidated balance sheets of Palmetto MobileNet, L.P. as of December 31, 2000 and 1999 and the related consolidated statements of income and partners' equity, and cash flows for each of the three years ended December 31, 2000, 1999 and 1998, which report is included in the December 31, 2000 Annual Report on Form 10-K/A Amendment No. 2 of CT Communications, Inc.


                           /s/  Bauknight Pietras & Stormer, P.A.
                           ----------------------------------------------------
                           Bauknight Pietras & Stormer, P.A.


Columbia, South Carolina
December 18, 2001